Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

GAS PURCHASE AGREEMENT

THIS GAS PURCHASE AGREEMENT (“Agreement”) is entered into this 20th day of December, 2010 (the “Effective Date”) by and between Bear Tracker Energy, LLC., with offices at 1512 Larimer Street, Suite 540, Denver, CO 80202, hereinafter referred to as “Buyer”, and EOG Resources, Inc., a Delaware Corporation, whose corporate address is 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, hereinafter referred to as “Seller”.

RECITALS

1.                                   Seller owns and holds, or has an interest or interests in certain oil and gas leases, wells, and/or lands within the area described in Exhibit “A” attached hereto and by reference made a part hereof (the “Area of Dedication”), and may own or hold additional interests in oil and gas leases, wells, and/or lands acquired by Seller within the Area of Dedication during the term of this Agreement that are not then dedicated to another purchaser or other facilities, said existing or subsequently acquired oil and gas leases, wells and/or lands and formations thereunder hereinafter referred to as the “Leases”.  Seller desires to commit to Buyer all of the Gas for sale owned by Seller which is produced and saved from wells operated by Seller (covered hereunder (“Seller’s Gas”) at or near Seller’s lease separation facilities.  “Third Party Gas” shall mean any Gas produced from wells operated by parties other than Seller.  Seller’s Gas shall not include any Third Party Gas.  Buyer recognizes that Seller’s commitment to Buyer shall require Buyer, under the terms and for the consideration herein expressed, to purchase all such Seller’s Gas.

2.                                    Buyer desires to purchase from Seller Seller’s Gas, at or near Seller’s lease separation facilities, utilizing the facilities constructed, owned and operated by Buyer under the terms and for the consideration herein expressed.

3.                                    Buyer acknowledges that:  (i) Seller’s commitment of the Area of Dedication and Seller’s Gas in return for construction and operation of Buyer’s Gathering System (as defined below) forms the basis of this Agreement, (ii) Seller’s commitments are enabling Buyer to build its Initial System (as defined below); and (iii) Priority Service (defined below) shall be provided by Buyer to all volumes of Seller’s Gas, up to Seller’s Capacity (as defined below) before Buyer gathers any volume of Third Party Gas.

4.                                     Buyer shall install, own, operate, and maintain a natural gas gathering system, compression facilities, Receipt Point metering, and related facilities to be located in [***], North Dakota.  Said facilities shall enable Buyer to purchase, and accept delivery of all of Seller’s Gas produced and saved from Seller’s Wells on the Leases, at Seller’s Receipt Points and make allocations of Field Condensate, Field Fuel and Flare Gas back to all of the Receipt Points, as such terms are defined herein.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

5.                                     Contemporaneous with this Agreement, Buyer will enter into a gas purchase agreement with [***] (“[***]”), pursuant to which Buyer shall resell Purchased Gas hereunder to [***] (“[***]Contract”), and a Right of Way and Fee Lands Acquisition Services Agreement with [***].

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

REPRESENTATIONS OF SELLER

1.1                              Seller represents and warrants to Buyer, its successors and assigns, that Seller owns and has the right to market Seller’s Gas and that Seller has constructed, intends to construct, or shall cause to be constructed, the facilities necessary, if any, to enable Seller to sell and deliver to Buyer for sale at Seller’s Receipt Points, as hereinafter set forth, all of Seller’s Gas, except as provided in Section 2 of the GT&C, in accordance with the terms and provisions of this Agreement.  In the event other working interest parties in the wells operated by Seller within the Area of Dedication fail to take their share of production in kind from time to time, and Seller elects to temporarily market the shares of production of such working interest owners (the “Other Wl Owners”), then Seller shall have the right to tender such working interest owners’ share of Gas production under this Agreement (“Other Wl Owner Gas”) and Buyer, to the extent it has capacity in Buyer’s Gathering System and to the extent [***] purchases such Gas from Buyer, agrees to purchase such Other Wl Owner Gas, except as provided in Section 2 of the GT&C, on the same terms and conditions as it purchases Seller’s Gas; provided, however, that such Other Wl Owner Gas shall not thereby become dedicated to this Agreement and such Other WI Owners shall retain their right and obligation to take their share of production in kind.  To the extent Seller tenders Other Wl Owner Gas, Seller represents and warrants to Buyer, its successors and assigns, that Seller has the right to market same under the authority of joint operating agreements or other contracts with such working interest owners.

1.2                              It is expressly agreed by the Parties that Seller does not commit to the performance of this Agreement any Gas attributable to the interests of Other WI Owners in the wells operated by Seller within the Area of Dedication.  Furthermore, Buyer shall have the right but not the obligation to accept Gas attributable to Other WI Owners in the wells operated by Seller within the Area of Dedication hereunder.

ARTICLE II

COMMITMENT OF SELLER’S GAS

2.1                             Subject to Section 2 of the GT&C, Seller hereby commits to the performance of this Agreement all of Seller’s Gas produced and saved from the Leases and to ensure the faithful performance of the provisions of this Agreement, Seller covenants to sell and deliver same to Buyer at Seller’s Receipt Points to be installed in the Area of Dedication without other disposition except as herein otherwise provided.  Upon the execution of this Agreement, Seller shall have obtained a release from [***] of all dedications of Seller’s interests in the Area of

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Dedication that had been subject to that certain Gas Purchase Agreement between Seller and [***] dated March 1, 2008.

2.2                              It is expressly agreed by the Parties that as to any leases within the Area of Dedication acquired by Seller during the Primary Term hereof which at the time of Seller’s acquisition are subject to commitments which conflict with Seller’s commitment herein (a “Conflicting Commitment”), Seller’s Gas attributable to the Conflicting Commitment shall be exempted from Seller’s commitment for the remaining term of the Conflicting Commitment which term shall not be extended by Seller unless and until Buyer has provided notice to Seller under subparagraph B below.  At least one hundred eighty (180) days prior to the expiration of the term of the Conflicting Commitment, Seller shall submit to Buyer all pertinent information in its possession regarding Seller’s Gas attributable to the Conflicting Commitment in order to allow Buyer to assess the viability of adding same to this Agreement upon expiration of the term of the Conflicting Commitment.

A.                                   If Buyer, at its sole discretion, elects to have Seller’s Gas attributable to the Conflicting Commitment added to this Agreement at the expiration of the term of the Conflicting Commitment, then Buyer shall submit to Seller the applicable amendment(s) to this Agreement to add Seller’s Gas attributable to the Conflicting Commitment to this Agreement.

B.                                   If Buyer, at its sole discretion, elects not to have Seller’s Gas attributable to the Conflicting Commitment added to this Agreement at the expiration of the term of the Conflicting Commitment, then Buyer shall so notify Seller within sixty (60) days after receipt of Seller’s information regarding Seller’s Gas attributable to the Conflicting Commitment and shall provide Seller with a release in recordable form of such Seller’s Gas attributable to the Conflicting Commitment, and neither party will have further obligation to the other with respect to Seller’s Gas attributable to the Conflicting Commitment.

ARTICLE III

CONSTRUCTION OF WELL CONNECT FACILITIES

3.1                               Facilities.  It shall be the obligation of Buyer to connect each of the wells within the Area of Dedication which Seller operates and in which Seller has an interest (“Seller’s Wells”) and to ensure the faithful performance of the provisions of this Agreement subject to the terms and provisions below:

A.                                    Buyer will construct, operate and maintain a natural gas gathering system located as necessary to enable Buyer to purchase Seller’s Gas from the Area of Dedication at the Receipt Points and gather and deliver such Gas to [***] for resale at a location mutually agreeable to Buyer and [***] at the inlet of [***] Plant located in the [***] of Section [***] in Township [***], Range [***],[***] County, North Dakota (the “[***] Delivery Point”), the foregoing gathering system being referred to as “Buyer’s Gathering System”, or the “Bakken Lite System”.  Buyer’s Gathering System will consist of a Trunkline and Lateral Lines, as described below:

(i)                                     “Trunkline” means the pipeline gathering facilities consisting of 3-inch, 4-

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inch and 6-inch diameter steel pipe running from the [***] Delivery Point upstream within the Area of Dedication.

(ii)                                  “Lateral Lines” means the pipeline gathering facilities from the Receipt Point(s) to an interconnection with the Trunkline, together with appurtenances thereto, including metering facilities and valves.

B.                                    Buyer shall provide wellhead Receipt Point metering and telemetry (“Metering Equipment”) and shall permit Seller and [***] to have access to such Metering Equipment in accordance with reasonable procedures established, from time to time, by Buyer.

The initial Trunkline and the initial Lateral Lines, well connections, compressors, dehydrators, Metering Equipment, slug catchers at field compression facilities and related, appurtenant facilities described on Exhibit “C” are referred to as the “Initial System”.  It is understood that Buyer will not be responsible for the installation or costs of measuring equipment and slug catchers at the [***] Delivery Point, all of which shall be the responsibility of [***].

C.                                    Buyer’s Initial System will be designed and constructed to:

(i) be capable of handling the currently existing and anticipated Gas volumes provided by Seller to Buyer periodically in accordance with Seller’s drilling and development plans for Seller’s Wells to be drilled in the area described in Exhibit C-1, up to a number of wells comprising the Well Connection Commitment (as defined below);

(ii) provide a nominal average operating pressure at the Receipt Points of [***] psig;

(iii) provide a delivery pressure into [***]’s facilities at the pressures prevailing at the [***] Delivery Point ([***] exceed [***] psig);

(iv) provide compression and dehydration services as determined necessary by Buyer.

D.                                    Subject to any grant of specific capacity on any particular lateral or segment as may be provided pursuant to Section 3.1, I., below, in order to meet Buyer’s obligation to purchase Seller’s Gas hereunder, Buyer shall reserve capacity in Buyer’s Gathering System equal to at least [***]% of the then applicable Seller’s Minimum Monthly Volumes, in the aggregate, for the benefit of Seller (“Seller’s Capacity”).  Buyer shall provide the Seller’s Capacity on the Trunkline and although there will be no specific portion of Seller’s Capacity allocated to each of the Lateral Lines, Buyer will design the Lateral Lines to accommodate all of Seller’s Gas delivered to such Lateral Lines.  Any capacity available in the Buyer’s Gathering System in excess of the actual amount of

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Gas tendered for sale by Seller to Buyer each Day hereunder, shall be available to Buyer for other volumes owned or controlled by Buyer on such Days.

E.                                     Upon the execution of this Agreement, and subject to events of Force Majeure, weather related construction delays and associated cost implications and the availability of raw materials, Buyer shall promptly commence the construction and installation of the Initial System, and shall use all commercially reasonable efforts to complete construction of the Initial System and be capable of receiving Seller’s Gas as soon as practical, anticipated within ten (10) months of the execution of this Agreement.

F.                                      The construction of Buyer’s Gathering System shall include the installation of Receipt Points for each of Seller’s Wells existing as of the date of this Agreement.

G.                                    After installation of the Initial System, Buyer will install and connect Receipt Points and Lateral Lines for subsequent wells operated by Seller within the Area of Dedication, subject to the other terms of this Agreement.  Subject to delays occasioned by conditions of Force Majeure, weather related construction delays and associated cost implications and the availability of raw materials, Buyer will use commercially reasonable efforts to install such facilities to begin receipts of Seller’s Gas from such additional wells within [***] days following written request from Seller for such connection.

H.                                   Seller shall pay a connection fee to Buyer equal to [***] for each well connected to Buyer’s Gathering System during each calendar year through 2012 (“Connection Fee”).  Buyer will invoice Seller for Connection Fees not more frequently than once each calendar quarter, and Seller shall pay the invoiced amounts within 30 days of receipt of the invoice.  Seller commits to provide for connection to Buyer’s Gathering System, and/or pay the Connection Fee, for the connection of [***] Seller’s Wells in the area described in Exhibit C-1 (“Well Connection Commitment”).  Seller anticipates that a total of [***] wells will be connected by the end of 2012.  Within ninety (90) days following the end of 2012, the parties shall determine the number of Seller’s Wells connected to Buyer’s Gathering System and the Connection Fees paid by Seller through 2012, and if such Connection Fees are less than [***], Seller shall pay Buyer the difference (“Well Connection Deficiency Payment”).  Payment shall be due no later than thirty (30) days after receipt of an invoice from Buyer to Seller.  After satisfaction of the Well Connection Commitment, Buyer shall connect all subsequent Seller’s Wells to Buyer’s Gathering System in the Area of Dedication at no cost to Seller except as provided in 3.1, I., below.

I.                                        In the event that Seller requests a well connection and the requested connection will require costs greater than [***], prior to such time as Seller has met the Well Connection Commitment, or [***], anytime thereafter, then upon agreement of the parties and completion of that well connection, Seller’s Gas utilizing such connection will be charged the Base Fee, without respect to what is then being charged for other Seller’s Gas, until Buyer recoups such actual costs above [***] or [***], as the case may be (“Excess Connection Cost”), as provided below.  Buyer shall be entitled to be reimbursed for the Excess Connection Cost, unless Seller or a third party drills additional wells that are connected to the same Lateral Line and Buyer recoups the Excess

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Connection Cost of that Lateral Line from all service fees (including Seller’s Services Fee) assessed on Gas received from all wells connected to that Lateral Line within two (2) years following the date that the initial well on that Lateral Line is connected to Buyer’s Gathering System. It is provided, however, that service fees assessed to a third party for wells connected to the same Lateral Line shall only be applied to the recoupment of the Excess Connection Costs during the periods in which Seller is receiving a credit against Seller’s Minimum Monthly Volume obligation with respect to those Third Party Gas under the provisions of Section 4.3, below.  At the end of that two-year period, if Buyer has not recouped the Excess Connection Cost for that Lateral Line, Seller and any other third party connected to such Lateral Line shall pay their pro-rata share of the difference to Buyer within thirty (30) days of invoice from Buyer.  In the event Seller agrees to pay Buyer some or all of the Excess Connection Cost, or any connection fee after the satisfaction of the Well Connection Commitment, then Buyer and Seller shall mutually agree upon a specified firm capacity on such Lateral for Seller’s Gas and Buyer shall give Seller’s Gas priority over all other Gas in such Lateral.

J.                                        In the event that funding sources used by Buyer to fulfill its obligations hereunder should elect to not provide any further funding to Buyer, then within thirty (30) days following such event, Buyer shall submit a statement to Seller indicating the purchase price for Buyer’s Gathering System (“Purchase Price Statement”) and Seller shall have the right but not the obligation to purchase Buyer’s Gathering System in accordance with the following:

(i)                                     The purchase price shall be equal to [***]% of the Actual Costs incurred in constructing and installing all portions of Buyer’s Gathering System to the date of sale to Seller, less any Connection Fees and Well Connection Deficiency Payments paid by Seller to Buyer to date, if Seller so elects.

(ii)                                  Seller shall have ninety (90) days following receipt of the Purchase Price Statement in which to elect, in writing, whether or not to consummate the purchase of Buyer’s Gathering System.  During this period, the Parties shall discuss in good faith any questions that Seller has about the calculation of the purchase price as set forth in the Purchase Price Statement, and Seller shall have the right to conduct a due diligence review of any Buyer contracts that Seller may be required to assume in conjunction with its purchase of Buyer’s Gathering System and to review the Actual Costs.  If Seller fails to respond, in writing, within that ninety (90) day period, Seller will be deemed to have elected not to purchase Buyer’s Gathering System.

(iii)                               If Seller elected to consummate the purchase, then it must remit the purchase price to Buyer within thirty (30) days after the ninety (90) day period set forth in (ii), above, and upon such receipt Buyer will execute and deliver appropriate assignments and bills of sale to convey Buyer’s Gathering System, to Seller, which shall be on an “as is, where is” basis, with no warranties or representations; provided, Buyer will convey Buyer’s Gathering System free and clear of all liens, security interest or encumbrances arising by, through or under

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Buyer.

(iv)                              If Seller elects, or is deemed to have elected, not to purchase Buyer’s Gathering System, then Buyer shall be relieved of any further obligations hereunder to install any portions Buyer’s Gathering System or to connect any additional Receipt Points hereunder; provided however, in such event Buyer shall release any portion of Seller’s Area of Dedication not then connected to Buyer’s Gathering System. In that event, for each of Seller’s Wells tendered to Buyer for connection that Buyer declines to connect, the Well Connection Commitment shall be eliminated by the number of such wells.  Further, the Minimum Monthly Volume shall be adjusted by multiplying the then applicable Minimum Monthly Volume by a fraction, the numerator of which is the total number of Seller’s Wells connected by Buyer and the denominator of which is the sum of the number of Seller’s Wells connected by Buyer plus the number of Seller’s Wells that Buyer declined to connect.

3.2                              Upon the execution of this Agreement, and thereafter by October 15th of each calendar year, Seller shall communicate its drilling plans in writing for the next calendar year to Buyer.  Additionally, on or before the last day of each Accounting Period, Seller shall notify Buyer of any changes or additions to its drilling plans for the succeeding twelve (12) Accounting Periods.  As to each of Seller’s Wells included in the drilling plans which Seller expects to have completed and ready for production within the next twelve (12) months and for which Seller requests connection, Buyer shall immediately proceed to acquire the necessary rights-of-way and other required permits.  Subject to conditions of Force Majeure, Buyer will use its commercially reasonable efforts to proceed with the construction and installation of the required facilities (including, but not limited to, gathering lines, measurement equipment and compression) necessary to receive Seller’s Gas from Seller’s Wells at the Receipt Points and to receive such Gas into Buyer’s Gathering System by the time the applicable well(s) become ready for initial production or [***] days following the date of Seller’s request to connect such wells, whichever is later.

3.3                              The Parties acknowledge that [***] shall acquire certain rights of way for that portion of Buyer’s Gathering System necessary for the connection of Seller’s operated wells within the Area of Dedication under the terms of that certain Right of Way and Fee Lands Acquisition Services Agreement of even date herewith, between [***] and Buyer.

ARTICLE IV

PRIORITY, ORDER OF CURTAILMENTS AND GAS RECEIPTS

4.1                              Seller shall deliver and sell all of Seller’s Gas to Buyer, and Buyer shall receive and purchase all of Seller’s Gas on a Priority basis, up to the Seller’s Capacity.  It is provided, however, that if [***] curtails receipts of Gas from Buyer under the [***] Contract, for any reason other than a default of Buyer under this Agreement or the [***] Contract or a breach of either agreement, Buyer shall have no liability for curtailment of Seller’s Gas; provided, the foregoing shall not relieve Seller of its obligations to deliver the Minimum Monthly Volumes.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.2                              Commencing on the date that the Initial System is in service, Seller agrees to deliver a minimum monthly volume of gas from Seller’s Wells within the Area of Dedication, as measured at the Receipt Points, averaged on a calendar year basis, to Buyer for purchase as follows (“Minimum Monthly Volume”):

Year	Minimum Monthly Volume
(in Mcf)
2011	[***]
2012	[***]
2013	[***]
2014	[***]
2015	[***]
2016	[***]
2017	[***]
2018	[***]
2019	[***]
2020	[***]

Notwithstanding the foregoing, if the initial date that Buyer’s Initial System is in service, is not the first day of a month, then Seller’s Minimum Monthly Volume obligation for that month shall be pro-rated on a daily basis based on the number of days in the month beginning with the in-service date.

4.3                               For all volumes of Third Party Gas gathered by Buyer utilizing portions of Buyer’s Gathering System initially installed by Buyer to receive Seller’s  Gas, the following formula will be used to determine a credit to Seller against Seller’s commitment to deliver the Monthly Minimum Volume.  The credit against Seller’s Minimum Monthly Volume commitment shall incorporate, at a minimum, Buyer’s recovery of its incremental capital and direct operating and maintenance expenses expended by Buyer to connect the Third Party Gas, the fees charged by Buyer for the Third Party Gas, and an after tax rate of return to Buyer equal to [***] percent ([***]%).  The agreed upon credit to Seller (“Volume Credit”) shall be applied against Seller’s Minimum Monthly Volume obligation each year in accordance with the following formula:

Volume Credit = [***]

4.4                               Within ninety (90) days following the end of calendar year 2011, and within ninety (90) days following each calendar year thereafter, Buyer shall determine the aggregate volume of Seller’s Gas delivered to Buyer at the Receipt Points (“Actual Deliveries”) in comparison to the applicable aggregate Monthly Minimum Volumes for that calendar year.  To the extent that the aggregate of the Monthly Minimum Volumes for the calendar year exceed Actual Deliveries for that calendar year, the difference shall then be reduced by any applicable Excess Deliveries, as provided below, and any Volume Credits for Third Party Gas, with any resulting, positive net amount being the “Short-Fall Volumes”.  In the event of Short-Fall Volumes during any calendar year, Seller shall make a cash payment to Buyer (each, a “Short-Fall Payment”). The Short-Fall Payment shall be equal to the Short-Fall Volumes, in Mcf, multiplied by the Services

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Fee in effect during the applicable calendar year.  Furthermore, any Short-Fall Payment shall be reduced by the product of the volume of any Gas that was curtailed or shut-in by Buyer, due to Buyer’s failure, fault or breach of the [***] Contract, but excluding any curtailments due to any portion of Seller’s Gas failing to meet the quality specifications set forth in this Agreement, if applicable, multiplied by the Services Fees in effect for the calendar year for which the Short-Fall Payment is due.

4.5                               Aggregate deliveries of Purchased Gas by Seller from Seller’s Wells within the Area of Dedication in any given calendar year that exceed the Monthly Minimum Volumes (each such occurrence, the “Excess Deliveries”) shall be credited to Seller as follows:

A.                                    In the event Seller made one or more Short-Fall Payments, Excess Deliveries will first be credited toward the first year for which a Short-Fall Payment had been made, and Buyer would refund to Seller that portion of the Short-Fall Payment, without interest, made-up by the subsequent year’s Excess Deliveries, by multiplying the Excess Deliveries, in Mcf, by the Services Fees in effect for the calendar year for which the Short-Fall Payment was made.  Credit for Excess Deliveries shall continue to be credited toward prior years’ Short-Fall Payments in the foregoing manner, with corresponding refunds of Short-Fall Payments, until the Excess Deliveries have been exhausted.

B.                                    To the extent all prior years’ Short-Fall Payments have been fully refunded by Buyer to Seller due to Excess Deliveries, any remaining Excess Deliveries shall be credited toward Seller’s next calendar year’s commitment of Monthly Minimum Volumes.

4.6                              Seller acknowledges and understands that Buyer will receive and purchase Seller’s Gas utilizing Buyer’s Gathering System which may also receive Third Party Gas delivered to Buyer by other parties.

4.7                               In the event Buyer lacks sufficient capacity in Buyer’s Gathering System due to Seller’s breach of this Agreement or [***]’s breach of the [***] Contract or Seller’s or [***]’s default under either Agreement, Buyer shall curtail Gas at its discretion.  In all other cases, the capacity on Buyer’s Gathering System, as such exists from time to time, shall be allocated first to any Priority Service agreements, second to any Firm Service agreements, and finally to any Interruptible Service agreements, and then, within each category of service, on the basis of contract effective date, where contracts with previous effective dates take priority over contracts with subsequent effective dates.  No curtailments of a higher priority service shall occur until all Gas from a lower priority service has been completely curtailed.  Buyer covenants that it will not enter into any Priority Service agreements with customers other than Seller or its affiliates.

4.8                               Buyer agrees that it will not process the Purchased Gas for the extraction of NGLs .

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE V

GENERAL TERMS AND CONDITIONS

5.1                              The General Terms and Conditions set forth in the attached Exhibit “B” are by this reference hereby incorporated into and made an integral part of this Agreement (the “GT&C”). In the event of any conflict between the terms as set out in the body of this Agreement and those set out in the GT&C, the terms in the body of this Agreement shall control.

ARTICLE VI

CONSIDERATION & FEES

6.1                              Effective on the date of first deliveries of Seller’s Gas under this Agreement, Seller shall receive as full consideration for all of Seller’s Gas and Other Wl Owner Gas purchased hereunder (the “Purchased Gas”) the following:

A.                                            Buyer’s covenant that all Purchased Gas will be resold by Buyer to [***] under the [***] Contract; and

B.                                            Payment by Buyer of all actual proceeds received by Buyer from [***] for the Purchased Gas resold to [***] under the [***] Contract, plus the net proceeds received by Buyer for all Field Condensate allocable to the Purchased Gas which Field Condensate was not delivered to [***] for the account of Seller, if applicable, taking into marketing and transportation costs, less an amount equal to the Services Fee, as determined and described in Section 6.4, below, multiplied by the volume (in Mcf) of Purchased Gas as measured at the Receipt Points.

6.2                              In addition to the proceeds received by Buyer from [***] for the Purchased Gas resold to [***] under the [***] Contract, Buyer shall, as agent for Seller, receive from [***] certain proceeds representing Plant Products Revenues and Field Condensate Revenues attributable to the NGLs and Field Condensate sold by Seller to [***] under separate agreement, and will disburse those Plant Products Revenues and Field Condensate Revenues along with Residue Gas and Bypassed Gas proceeds, net of fees to Seller, in accordance with Section 10., C., of the GT&C.  Buyer is acting as disbursement agent for the purpose of properly allocating Plant Products Revenues and Field Condensate Revenues to the Receipt Points where it receives EOG’s Gas and to the receipt points where Buyer receives Gas from third parties.  Seller shall have the right to terminate such agency arrangement for the disbursement of Plant Products and Field Condensate Revenues at any time, in its sole discretion, upon one (1) day’s prior written notice from Seller to Buyer and [***].  In the event Seller terminates such agency arrangement, then [***] shall disburse EOG’s Plant Products and Field Condensate Revenues directly to EOG; provided, however, the termination of such agency arrangement shall not relieve Buyer of its obligations to perform any of its required allocations hereunder or, in its role as “Seller,” under the [***] Contract.

6.3                              In the event the sum of the proceeds from the sale of the Purchased Gas and, when applicable, the proceeds of any “Field Condensate Revenues” for Field Condensate and the proceeds of any “Plant Products Revenues” for Plant Products sold by [***] (as each of those terms are defined in the [***] Contract) when Buyer is acting as Seller’s disbursement agent, is less than the amount of the Services Fee multiplied by the volume (in Mcf) of such Purchased Gas owed by Seller, each as referred to in Section 6.1 B, above, then Buyer shall invoice Seller for such difference.  Seller shall pay any such invoice within ten (10) days of receipt.

6.4                              The “Services Fee” shall be the lesser of the Base Fee or the Variable Fee.  The Base Fee and the Variable Fee are derived as follows:

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A. Base Fee — the “Base Fee” shall be [***],

B. Variable Fee — the “Variable Fee” shall be a per Mcf fee derived by taking into account the following:

(1) the Actual Cost(s) incurred by Buyer to receive Seller’s Gas, as of the date of initial deliveries of Seller’s Gas into Buyer’s Gathering System  and mutually agreed upon estimated costs for completion of Buyer’s Gathering System,

(2) the Minimum Monthly Volumes,

(3) an annual operating cost and general and administrative cost in accordance with Exhibit “D”, attached hereto,

(4) a [***] percent ([***]%) after tax rate of return on capital amortized over a 10-year period, all as depicted in Exhibit “D”, attached hereto, and

(5) revenues received from Buyer during the period from initial deliveries to the date of determination.

6.5                              Service Fee Adjustments.

A.                                            [***] percent ([***]%) of the Services Fee shall be adjusted annually, up or down, during the term of this Agreement, for the prospective calendar year, the first prospective calendar year being 2012, based on the percentage change in the annual average in the “Consumer Price Index for All Urban Consumers (CPI-U) : U.S. city average  - All items “  which occurred in the preceding Calendar Year as published by the United States Department of Labor, Bureau of Labor Statistics for the previous calendar year.

B.                                            The Variable Fee shall be subject to adjustments in accordance with Exhibit “D”.  Each Variable Fee adjustment will occur within sixty (60) days of the end of each calendar year 2011 and 2012 only, taking into account the Actual Costs incurred by Buyer as of such dates, and the estimated capital costs to be incurred by Buyer in completing Buyer’s Gathering System, as then anticipated, but in any event as necessary to complete the connection of all of the wells subject to Seller’s Well Connection Commitment and the remaining facilities described on Exhibit “C”.  In order to calculate any Variable Fee adjustments, the highlighted portions of Exhibit “D” are subject to modification to reflect Actual Costs expended.  Further, the Variable Fee shall be adjusted to reflect any Services Fee over-collection by Buyer once Actual Costs are finally determined and the Variable Fee is calculated.

6.6                              Fuel.  Seller and all other third parties connected to Buyer’s Gathering System shall bear their proportionate share, as determined in Section 8, of the General Terms and Conditions, of actual Field Fuel, Flare Gas, Lost and Unaccounted For Gas or its equivalent

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

dollar amount in electric power cost incurred by Buyer in lieu of fuel, as applicable, and required to gather the Gas from the Receipt Points to the [***] Delivery Point.

ARTICLE VII

NOTICES

7.1                              All notices and communications required or permitted under this Agreement shall be in writing and shall be considered as having been given if delivered personally, or when received by mail, by fax (confirmed as received before 5 p.m. at the place of receipt), or by express courier, postage prepaid, by either party to the other at the addresses given below. Routine communications, including monthly statements, shall be considered as duly delivered when mailed by ordinary mail or by electronic means. Unless changed upon written notice by either party, the addresses are as follows:

TO:                                               SELLER:

For Payment By Wire:	[***]

For Contract Notification:	EOG Resources, Inc.
P. O. Box 4362
Houston, Texas 77210-4362
Attn.: Director, Marketing Administration

	Telephone:	[***]
	Facsimile:	[***]

With copy to:

EOG Resources, Inc.
600 17th Street, Suite 1000N
Denver, CO 80202
	Phone:	[***]
	Fax:	[***]
Attention: [***]

For Accounting & Statements:	EOG Resources, Inc.
P. O. Box 4362
Houston, Texas 77210-4362
Attn.: EOGR Revenue Accounting

	Telephone:	[***]
	Facsimile:	[***]

Street Address:	EOG Resources, Inc.
1111 Bagby, Sky Lobby 2
Houston, Texas 77002-4005

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

TO:                         BUYER:

Bear Tracker Energy, LLC

1512 Larimer Street, Suite 540

Denver, CO 80202

Phone: [***]

Fax:  [***]

For Accounting Matters: Attention: VP Finance

For Operational Matter: Attention: VP Engineering

ARTICLE VIII

TERM

8.1                              This Agreement shall be in full force and effect as of the Effective Date and shall remain in full force and effect for a primary term of [***] ([***]) years (the “Primary Term”) and shall continue year to year thereafter until terminated by either party by providing written notice to the other party at least sixty (60) days prior to the expiration of the Primary Term, or any subsequent annual expiration date.

ARTICLE IX

MISCELLANEOUS

9.1                              Assignment.  Respecting certain rights of the Parties hereto:

A.                                     This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors, assigns, heirs, administrators and/or executors and shall constitute a real right and covenant running with the Leases.  Either Party may assign its right, title, and interest in, to and under this Agreement, including, without limitation, any and all renewals, extensions, amendments, and/or supplements hereto; provided, however, that no such assignment shall in any way operate to enlarge, alter, or change any right or obligation of the other Party or Parties hereto.  No assignment shall be effective or binding without the written consent of the other Party, which consent will not be unreasonably withheld or delayed, and until a fully executed copy of same has been furnished to the other Party.  Upon obtaining written consent, the party making the assignment shall be released from further obligations under this Agreement as to the interest so assigned.

B.                                   Further, this Agreement, including, without limitation, any and all renewals, extensions, amendments and/or supplements hereto shall be binding upon any purchaser of Buyer’s Gathering System and upon any purchaser of Seller’s Leases, or any part thereof or interest therein which are subject to this Agreement.  It is agreed that no sale of Seller’s Leases, or any part thereof or interest therein, or of all or substantially all of Buyer’s Gathering System, shall be made unless the purchaser thereof shall assume and agree to be bound by this Agreement insofar as the same shall affect and relate to the Leases, Buyer’s Gathering System or interests so sold or conveyed. Interests owned in the Area of Dedication by a purchaser of any of Seller’s Leases that was owned prior to the effective date of such purchase shall not become subject to this Agreement by virtue of such purchase.  It is further agreed, however, that nothing herein

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

contained shall in any way prevent either Party hereto from pledging or mortgaging all or any part of such Party’s Leases or Buyer’s Gathering System as security under any mortgage, deed of trust, or other similar lien, or from pledging this Agreement or any benefits accruing hereunder to the Party making the pledge, without the assumption of obligations hereunder by the mortgagee, pledge or other grantee under such an instrument.

C.                                   Nothing in this Agreement, expressed or implied, confers any rights or remedies on any person or entity not a party hereto other than successors and assigns, or heirs, administrators or executors of the Parties hereto.

9.2                               Seller expressly does not by the terms of this Agreement, sell, transfer or assign unto Buyer any title or interest whatsoever in the Leases or any pipe, meters, lines or other equipment of any nature owned or used by Seller in the operation of Seller’s Wells and the Leases.

9.3                             This Agreement, the Exhibits attached hereto, the [***] Contract and the Right of Way and Fee Lands Acquisition Services Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes and renders null and void and of no further force and effect any prior understandings, negotiations or agreements between the Parties relating to the subject matter hereof, and all amendments and letter agreements in any way relating thereto.  Except as provided for in Section 9.4, no provision of this Agreement may be changed, modified, waived or discharged orally, and no change, modification, waiver or amendment of any provision will be effective except by written instrument to be executed and approved by the Parties hereto.

9.4                              The North American Energy Standards Board (“NAESB”) has and will continue to issue standards to which interstate pipelines must comply. To the extent that a standard affects the operation of this Agreement, Buyer shall have the right, upon notice to Seller, to modify the terms and conditions of this Agreement to conform this Agreement to such NAESB standard; provided, however, that no change to any commercial term of this Agreement shall be effective without Seller’s consent.

9.5                               Memorandum of Agreement.  Upon execution of this Agreement, the Parties agree to execute a Memorandum of this Agreement to which shall be attached an exhibit containing a legal description of the Area of Dedication, which Memorandum shall recite that the Parties have entered into this Agreement and that this Agreement provides for the dedication by Seller of Seller’s Gas produced and saved from the Leases,  the purchase of such Seller’s Gas by Buyer pursuant to the terms and conditions set forth in this Agreement.  Such Memorandum shall be placed of record in each County in which the Leases are located.

9.6                              Audits.  Respecting certain rights of the Parties hereto:

A.                                    Upon thirty (30) days prior written notice, either Party shall have the right, at reasonable times during normal business hours, but no more frequently than once each calendar year, at its own expense, to examine the books and records of the other Party to the extent necessary to audit and verify the accuracy of any statement, charge, or computation made under or pursuant to this Agreement.  All statements, allocations,

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

measurement, and payments made in any period prior to the twenty-four (24) months period preceding the Month in which notice of audit is given by a Party shall be conclusively deemed to be true and correct and the scope of such audit shall be limited to statements, allocations, measurements and payments made during such twenty-four month period.

B.                                    The Party conducting the audit shall have 180 days after commencement of the audit in which to submit a written claim, with supporting detail, for proposed adjustments. If the Party conducting the audit fails to submit a written report to the other Party within the 180-day period, then all statements, charges and computations made under or pursuant to this Agreement that were within the audit period shall be deemed to be appropriate and accurate.  Upon receipt of an audit report, the Party being audited shall have one hundred eighty (180) days to make all recommended adjustments, or to notify the auditing party that it does not agree and its basis for disagreement.  Any unresolved disagreements shall be resolved pursuant to Section 15 of the GT&C.

9.7                      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  EXCLUSIVE VENUE FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT BY EITHER PARTY IN CONNECTION WITH THIS AGREEMENT OR ARISING OUT OF THE TERMS OR CONDITIONS HEREOF SHALL BE IN HARRIS COUNTY, TEXAS.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE STATE AND FEDERAL COURTS SITUATED IN THE CITY OF HOUSTON, HARRIS COUNTY, TEXAS.

THE PARTIES HERETO have executed this Agreement as of the day and year first above written.

Seller:	Buyer:

EOG Resources, Inc.	Bear Tracker Energy, LLC

By:	By:

Name:	Name:

Title:	Title:

[***]

Acknowledges and Agrees to the Provisions of Article VI Concerning the Agency Arrangement Referred to Therein:

By:                            [***]

Name:  [***]

Title:                    [***]

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “A”

ATTACHED TO AND MADE A PART OF THAT CERTAIN GAS PURCHASE AGREEMENT

by and between Bear Tracker Energy, LLC, as “Buyer” and

EOG Resources, Inc. as “Seller”

AREA OF DEDICATION

The following lands located in [***] Counties, North Dakota:

[***]

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “B”

ATTACHED TO AND MADE A PART OF THAT CERTAIN

GAS PURCHASE AGREEMENT

by and between Bear Tracker Energy, LLC, as “Buyer” and

EOG Resources, Inc. as “Seller”

GENERAL TERMS AND CONDITIONS

1.                                      DEFINITIONS

For the purposes of the Agreement to which this Exhibit is attached, unless the context of the Agreement requires otherwise, the following terms and expressions used therein and in these GT&C shall be defined as follows:

1)                    “Accounting Period” shall mean a period of one calendar month, commencing at 9:00 a.m. Central Clock Time on the first day of each month, and ending at 9:00 a.m. Central Clock Time on the first day of the succeeding calendar month.

2)                    “Actual Costs” means the actual costs to install and construct Buyer’s Gathering System, including the Trunkline, or Lateral Lines, as applicable, together with appurtenant facilities, and shall include, all third party or field personnel costs of engineering, design and survey, easements and rights of way, procurement of pipe and appurtenances including any metering facilities, and construction and installation of the pipeline and the appurtenances, together with any other third party or field personnel costs or expenses incurred by Buyer in connection with the installation of the facilities that are normally capitalized pursuant to generally accepted accounting principles, together with administrative or overhead costs of Buyer.

3)                    “Adjusted Gas Volume” shall mean the quantity of Gas measured by Buyer at each Receipt Point as adjusted for any Field Condensate, Field Fuel, Lost and Unaccounted For Gas or Flare Gas removed from the raw Gas stream attributable to such Receipt Point upstream of the [***] Delivery Point.  Allocations shall be made by Buyer using Adjusted Gas Volumes as provided in Section 8 of these GT&C.

4)                    “Btu” (British thermal unit) shall mean the amount of heat required to raise the temperature of one (1) avoirdupois pound of pure water from fifty-eight and five-tenths degrees (58.5°) Fahrenheit to fifty-nine and five-tenths degrees (59.5°) Fahrenheit at [***] psia.

5)                    “Buyer’s Gathering System” shall mean the pipelines (including the Trunklines, the Lateral Lines, field compression, dehydration equipment, Metering Equipment, slug catchers located at the Buyer’s field compressor stations and related equipment) and appurtenances constructed or acquired by Buyer for the purpose of accepting delivery and transmitting Seller’s Gas from the Receipt Points to the [***] Delivery Point.

6)                    “Cubic Foot of Gas” shall mean the amount of Gas required to fill a cubic foot of space when the Gas is at a base pressure of [***] psia and at a base temperature of sixty degrees (60°) Fahrenheit.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7)                    “Day” or “day” shall mean the 24-hour period beginning and ending at 9:00 a.m. Central Clock Time.

8)                    “Field Condensate” shall mean any liquids or drip (condensed hydrocarbons), which have collected in and are removed from Buyer’s Gathering System upstream of the inlet to the [***] Delivery Point.

9)                    “Field Condensate Market Price” shall mean the price received by Buyer for any Field Condensate sold during the Accounting Period.

10)             “Field Fuel” shall mean any Gas consumed as fuel by Buyer for purposes of operating Buyer’s Gathering System.

11)             “Firm” or “Firm Service” shall mean any Gas purchase or transportation commitment by Buyer that is not subject to prior claim by any other Firm or Interruptible customer, subject, however, to maintenance, repair and non-routine operating conditions and Force Majeure.  Firm Service is the second highest priority service offered by Buyer.

12)             “Flare Gas” shall mean any Gas which is burned and/or released to the atmosphere. The quantity of Flare Gas may be reasonably estimated by Buyer.

13)             “Gas” shall mean the effluent vapor stream including all of the constituents thereof, including liquefiable hydrocarbons associated with the vapor stream, as produced from a well, whether a gas well or an oil well, and delivered into Buyer’s Gathering System by Seller and other producers at their respective Receipt Points.

14)             “GPM” shall mean gallons per Mcf as more fully described in Section 7.G. of these GT&C.

15)             “Gross Heating Value” shall mean the total or gross Btu’s produced by the complete combustion, at constant pressure, of the amount of Gas which would occupy a volume of one (1.0) cubic foot at a temperature of sixty degrees (60° F) Fahrenheit saturated with water vapor and under a pressure of [***] psia with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state.

16)             “Interruptible” or “Interruptible Service” shall mean any Gas purchase or transportation commitment by Buyer that is available after the provision of Priority and Firm Service, subject to (i) allocation or proration, (ii) the operational capacity of the Buyer’s Gathering System and (iii) Force Majeure.

17)             ‘Lost and Unaccounted For Gas” shall mean meter variance and any other quantities of Gas lost or otherwise not accounted for incident to or occasioned by the gathering or compressing and redelivery, as applicable of Gas, including Gas released through leaks, instrumentation, relief valves, unmeasured flares, ruptured pipelines, and blow downs of pipelines, vessels, and equipment.

18)             “MCF” or “Mcf” shall mean one thousand (1,000) cubic feet of Gas at a temperature of sixty degrees (60° F) Fahrenheit and under a pressure of [***] psia.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

19)             “Mcfd” means MCF per day.

20)             “MMBtu” shall mean one million (1,000,000) Btu’s.

21)             “Month” or “month” shall mean the period beginning at 9:00 a.m. Central Clock Time on the first day of a calendar month and ending at 9:00 a.m. Central Clock Time on the first day of the next succeeding calendar month.

22)             “Natural Gas Liquids,” or “NGLs” shall mean such liquefiable hydrocarbons associated with the gas stream including, but not limited to,  ethane, propane, iso-butane, normal butane, natural gasoline and heavier hydrocarbon liquids but excluding: (i) liquid hydrocarbons separated from the gas stream by the use of mechanical separators at or prior to Seller’s Receipt Points; and (ii) any Field Condensate.

23)             “Other Wl Owner Gas” shall have the meaning set forth in Section 1.1 of the Agreement.

24)             “Party” or “Parties” shall mean one or both, respectively, of the signatories to this Agreement.

25)             “Priority” or “Priority Service” shall mean any Gas purchase or transportation commitment by Buyer that is not subject to prior claim by any other customer, subject, however, to maintenance, repair and non-routine operating conditions and Force Majeure.  Priority Service is the highest priority service offered by Buyer.

26)             “Psia” shall mean pounds per square inch absolute.

27)             “Psig” shall mean pounds per square inch gauge.

28)             “Purchased Gas” shall mean Seller’s Gas and any Other Wl Gas purchased by Buyer under the Agreement.

29)             “Receipt Points” shall mean all the points at which Gas is received into Buyer’s Gathering System.

30)             “Seller’s Gas” shall have the meaning set forth in Recital 1 of the Agreement.

31)             “Well Connect Facilities” shall have the meaning set forth in Section 3.1. of the Agreement.

2.                             RECEIPT POINTS, PRESSURE AND OWNERSHIP

A.                                    The Receipt Points for all Purchased Gas delivered under the Agreement shall be at the inlet of Buyer’s metering facilities located at Seller’s lease separation facilities or at such other Receipt Points as may be mutually agreed upon in writing by the Parties from time to time.  Title, possession, and control of all Purchased Gas, excluding NGL’s attributable thereto, shall pass from Seller to Buyer at the applicable Receipt Point(s). Title to such NGL’s shall remain with Seller, while risk of loss for such NGLs shall remain with Buyer until the Purchased Gas is delivered to the [***] Delivery Point.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

B.                                    Seller, at its own expense, shall equip, maintain and operate all facilities to deliver the Purchased Gas to Buyer at Seller’s Receipt Points, including, but not limited to, installation and maintenance of Seller’s gathering facilities and mechanical separation equipment. Seller shall deliver the Purchased Gas at pressures sufficient to enter Buyer’s Gathering System as they exist from time to time.

C.                                    Buyer shall construct, maintain, own and operate all necessary facilities to accept Seller’s Gas and, to the extent Buyer has sufficient capacity, Other WI Gas tendered from Seller to Buyer at Seller’s Receipt Points.

D.                                    As between the Parties, Seller shall be in possession and control of the Seller’s Gas and Other WI Gas deliverable under the Agreement and responsible for any injury or damage caused thereby until the same shall have been delivered to Buyer at Seller’s Receipt Points, after which delivery Buyer shall be deemed to be in exclusive possession and control thereof and responsible for any injury or damage caused thereby until delivered at the [***] Delivery Point.

3.                             RESERVATIONS AND COVENANTS OF SELLER

A.                                    Seller, as a reasonable and prudent operator, hereby expressly reserves the following rights with respect to Seller’s Gas and the Leases subject hereto:

1)                                     The right to use the Gas produced from the Leases prior to delivery to Buyer for the following purposes:

a)                                     For fuel in the development and operation of the Leases from which the Gas is produced.

b)                                     For delivery to the lessors of the Leases of the Gas if such Lessors are entitled to use such Gas or take such Gas in kind under the terms of the Leases.

c)                                      For fuel in the operation of the facilities which Seller may install in order to deliver Gas hereunder in accordance with the terms hereof.

d)                                     Gas for secondary or tertiary recovery projects.

2)                                     The right to pool or unitize the Leases (or any portion thereof) with other lands and leases so long as such action does not reduce Seller’s Gas. In the event of any such pooling or unitization, the Agreement will cover Seller’s interest in the pool or unit and the Gas attributable thereto to the extent that such interest is derived from Seller’s Gas.

B.                                    Seller shall provide to Buyer all information reasonably requested by Buyer to assist Buyer in making the allocations called for herein or required by Buyer’s normal and customary accounting or contract administration practices.

C.                                    Seller shall operate the Leases free of any control by Buyer, including without limitation, the right to enter into farmouts of any Lease subject to this Agreement, and to abandon any well and surrender any Lease when Seller deems the same no longer

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

capable of producing Gas in commercial quantities under normal methods of operation.  Seller shall not be required to produce any well or wells in any manner which in its sole judgment and discretion would not constitute good operating practice, nor shall Seller be obligated to drill additional wells or to deepen, repair or rework any existing wells.

D.                                    In addition to Seller’s reservation provided in Section 2.A. above, Seller shall retain all liquid hydrocarbons separated from the Purchased Gas by the use of mechanical separators at or prior to Seller’s Receipt Points; provided however, that Seller shall not be permitted hereunder to remove or recover liquid hydrocarbons from the Purchased Gas other than such as can be removed through the use of conventional non-refrigerated type wellhead separators located at Seller’s well heads.

4.                             CAPACITY RESTRICTIONS AND CURTAILMENTS

During any period when (i) all or any portion of Buyer’s Gathering System is shut down because of mechanical failure, maintenance or repairs or non-routine operating conditions; or (ii) the Gas available for receipt exceeds the capacity of Buyer’s Gathering System; or (iii) Buyer determines that the operation of all or any portion of Buyer’s Gathering System will cause injury or harm to persons or property or to the integrity of Buyer’s Gathering System, Buyer will first curtail all Gas other than Gas representing Seller’s Capacity, on a ratable basis, and to the extent additional curtailments are required, will curtail receipts of Seller’s Capacity.  To the extent that curtailments of Seller’s Capacity occurs for more than [***] ([***) consecutive days or [***] ([***]) days in any [***] ([***]) day period, then Seller shall have the right to have Seller’s Gas that is curtailed to be released from this Agreement until the first day of the Month following the Month in which Buyer provides notice to Seller that the curtailments will not be required.  To the extent that curtailments of Seller’s Capacity occurs for more than [***] ([***]) consecutive days or [***] ([***) days in any [***] ([***]) day period, then Seller shall have the right to have Seller’s Gas that is curtailed to be permanently released from this Agreement.

5.                             SELLER’S WARRANTIES

Seller hereby warrants title to the Purchased Gas sold and delivered hereunder and the right of Seller to sell the same; and Seller warrants that all such Gas is owned by Seller, or that Seller has the right to market said Gas, free from all liens and adverse claims of title (“Adverse Claims”), excluding liens to secure payments of production taxes, severance taxes, and other taxes.  Seller agrees to indemnify Buyer and save it harmless from all suits, actions, debts, accounts, damages, costs, losses and expenses arising from or out of Adverse Claims, whether meritorious or not, of any and all persons, firms, or corporations to said Gas or to royalties, overriding royalties, taxes, license fees, or charges thereon.  Buyer shall be entitled to recover all reasonable costs and attorneys’ fees incurred by it as a result of its involvement in any action or claim involving Adverse Claims.  When it shall appear to Buyer by reason of receipt of written notice of claim or dispute that the ownership or title to all or part of the Leases, or the Purchased Gas, may be in a party or parties other than Seller or the Other Wl Owners, then Buyer may suspend payments hereunder, up to the amount of such claim and without payment of interest, unless otherwise required by statute, and retain as security for the performance of Seller’s obligations with respect thereto, a dollar amount up to the amount of such disputed ownership interest or claim until it has been finally determined and satisfied, or until Seller shall have furnished a bond to Buyer in an amount and with sureties satisfactory to Buyer, conditioned upon the protection of Buyer with respect to such ownership or claim.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.                            EASEMENTS

To the extent that it may contractually or lawfully do so under its leasehold interest without impairing its own similar right, Seller hereby assigns and transfers to Buyer a non-exclusive right to use any easement across the Seller’s Leases, and across any adjoining lands in which Seller may have an interest, for the purposes of installing, using, inspecting, repairing, operating, replacing, and/or removing Buyer’s pipe, meters, lines, and other equipment used or useful in the performance of the Agreement.  It is intended that any property of Buyer placed in or upon any of such land shall remain the personal property of Buyer, subject to removal by it upon the expiration or termination of the Agreement for any reason.  Buyer shall have a reasonable time after the expiration or termination of the Agreement to remove same. Buyer shall indemnify and hold Seller harmless of and from any and all claims and damages for all injuries to persons, including death, or damage to property arising out of or related to Buyer’s use of such easements and land.

7.                            GAS MEASUREMENT AND QUALITY

A.                                    Buyer, at its expense, shall furnish, install, operate and maintain suitable measurement equipment, including orifice meters, meter tubes and electronic flow measurement computers accessed by supervisory control and data acquisition equipment at all Receipt Points for the accurate measurement and real-time reporting of the volume of the Seller’s Gas and Other WI Gas tendered by Seller to Buyer for sale at the Receipt Points.  Buyer, at its expense, shall also furnish, install, operate and maintain suitable metering equipment as required for the accurate determination and allocation of Field Fuel, Field Condensate and Flare Gas volumes separated or removed from the Gas prior to delivery to the [***] Delivery Point.  Each meter installed by Buyer shall be a meter acceptable in the industry and each meter shall be installed and operated in accordance with the requirements of applicable provisions in ANSI/API 2530, “Orifice Metering of Natural Gas” (American Gas Association Gas Measurement Committee Report No. 3) of the Natural Gas Department of the American Gas Association, as amended from time to time, or by any other method commonly used in the industry and mutually acceptable to the Parties.  Buyer will have the right to utilize v-cone measurement facilities as considered acceptable in the industry; unless prohibited by statute or by any rule, regulation or order of any agency having jurisdiction over such issue.  Any meter installed hereunder shall be open to inspection by Seller, or its designee, at all reasonable times.  The charts and records pertaining to measurement hereunder shall be kept on file by Buyer, for the mutual use of the Parties, for a period of two (2) years after the Accounting Period to which such charts and records pertain.  Buyer shall furnish to Seller direct access to meter data on meters installed by Buyer, allowing Seller to use the communications infrastructure installed by Buyer or Buyer shall allow Seller to build a separate communications infrastructure which includes but is not limited to placing separate radios on meters and towers owned by Buyer.  If installing separate radios on towers owned by Buyer is not possible then, to the extent that Buyer’s rights- of-way and easements allow for same, Buyer will allow Seller to position separate towers on Buyer’s surface right-of-ways.  On or before the tenth (10th) day of each Accounting Period Buyer shall furnish to Seller a production statement for

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the prior Accounting Period, including the volume in Mcf and the Gross Heating Value in MMBtu of the Purchased Gas received by Buyer at each of Seller’s Receipt Points and allocations of Field Condensate, Field Fuel, Flare Gas and Lost and Unaccounted For Gas allocated between the [***] Delivery Point and all Receipt Points on Buyer’s Gathering System.

B.                                    Seller may, at its option and sole expense, install, maintain and operate check meters and other equipment to check Buyer’s meters; provided, however, that such check meters and other equipment shall be installed by Seller so as not to interfere with the operation of any of Buyer’s Gathering System and the Well Connect Facilities.  Buyer and Seller shall have access to each other’s measuring equipment at all times during business hours, but the reading, calibrating and adjustment thereof and the changing of charts shall be done only by the employees or agents of Buyer and Seller, respectively, as to meters or check meters so installed hereunder.

C.                                    For each new meter installed by Buyer, once each month during the first three (3) Accounting Periods and then semi-annually thereafter, unless otherwise required by statute, Buyer shall verify the calibration of such meter and make adjustments as necessary.  Buyer shall give notice to Seller of the time of such calibrations sufficiently in advance of holding same in order that Seller may have its representative present.  With respect to any test made hereunder, a registration within [***] percent ([***]%) of correct shall be considered correct.  However, the meter or meters shall be adjusted to read as accurately as practicable as soon as possible thereafter.  Either party at any time may request a special test of any meter.  The expense of any such special test shall be borne by the Party requesting same if the meter registration is found to be correct and by Buyer if found to be incorrect.  Settlement for any period during which the meter registration deviates by more than [***] percent ([***]%) and by more than [***] Mcf per Month shall be corrected at the rate of inaccuracy for any period of inaccuracy which is definitely known or agreed upon; but in case the period is not definitely known or agreed upon, then either for a period of fifteen (15) days prior to the date of said test, or for a period calculated from the beginning of the Accounting Period in which the test was conducted, whichever is longer.  The rate of the inaccuracy shall be estimated and agreed upon by the Parties hereto on the basis of the best available data, using the first of the following methods which is feasible:

1)                                     By using the registration of any check meter or meters if installed and accurately registering; or, in the absence thereof,

2)                                     By calibration, test, or mathematical calculation; or

3)                                     By estimation based on comparison of the quantity of deliveries with deliveries during preceding periods under similar conditions when the meter was registering accurately.

D.                                    All fundamental constants, observations, records and procedures involved in the determination and/or verification of the quantity and other characteristics of Gas measured hereunder, unless otherwise specified herein, shall be in accordance with the applicable provisions in ANSI/API 2530, “Orifice Metering of Natural Gas” (American

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Gas Association Gas Measurement Committee Report No. 3) of the Natural Gas Department of the American Gas Association, as amended from time to time, or by any other method commonly used in the industry and mutually acceptable to the Parties.  The average local atmospheric pressure shall be assumed to be [***].  The temperature of Gas flowing through each meter shall be determined by a recording thermometer, installed by Buyer at its sole cost and expense to properly record the temperature of the flowing Gas, and the arithmetical average of the temperature recorded while the Gas is flowing during each meter chart interval shall be used in correcting amounts delivered hereunder to a temperature base of sixty degrees Fahrenheit (60° F) and to a pressure base of [***] pounds.  Should the recording thermometer malfunction, Buyer shall assume a reasonable temperature for the period in question.

E.                                     Seller agrees that all Gas delivered to Buyer under the Agreement shall:

(i) be free of hydrocarbons and water in the liquid state at the temperature and pressure at which the Gas was received by Buyer at each Receipt Point;

(ii) not exceed [***] of hydrogen sulfide per one hundred (100) cubic feet, nor more than [***] of total sulfur per hundred cubic feet;

(iii) contain less than [***] oxygen;

(iv) not exceed [***] percent ([***]%) by volume of carbon dioxide;

(v) not have a minimum temperature less than fifteen degrees Fahrenheit (15° F), nor a maximum temperature above 120ºF;

(vi) contain a Gross Heating Value of at least [***] Btu per cubic foot;

(vii) be commercially free of all objectionable dust or other solid or liquid or gaseous matters which might interfere with its merchantability or cause injury to or interference with proper operations of Buyer’s Gathering System through which the Gas flows;

(viii) not exceed [***] psig to avoid over pressuring the Buyer’s Gathering System; and

(ix) meet the specifications of all downstream pipelines, as amended from time to time, subject to any waivers from such specifications granted to Buyer from time to time.

F.                                      Buyer may test Seller’s Gas delivered hereunder for adherence to the specifications above set forth, such testing to be in accordance with generally accepted industry standards and procedures.  Buyer shall give notice to Seller of the time of such testing sufficiently in advance in order that Seller may have its representative present.  If

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the Gas so delivered by Seller does not meet the specifications set forth above, Buyer, at its option, may refuse to accept delivery of said Gas into Buyer’s Gathering System.  If Seller shall deliver Gas to Buyer which exceeds the maximum pressure specifications, or fails to meet the quality specifications above-referenced, and Buyer elects to accept such non-conforming Gas, then Buyer shall be responsible for any damages caused thereby; provided, however, Seller will be responsible for any damages occurring prior to the time that Buyer became aware of the non-conformity.  If Buyer elects not receive such non-conforming Gas, Seller shall have the right to conform Seller’s Gas to the above specifications.  Should Seller fail to do so, Buyer, at its option, may elect to accept such non-conforming Gas, condition the same to conform to the above specifications and charge Seller a mutually acceptable conditioning fee.  If neither Party elects to condition the Gas to conform to the above specifications, then Seller, at its option, and upon sixty (60) days prior written notice to Buyer, shall have the right to obtain the release of such non-conforming Gas from the Agreement, but only as to the formation from which said Gas is produced.  Notwithstanding anything hereinabove to the contrary, should Buyer elect to accept and pay for non-conforming Gas, Buyer shall not be deemed to have waived any of its rights to reject any future non-conforming Gas and shall nevertheless be entitled, at any time and from time to time, to enforce the quality provisions hereof and refuse to accept delivery of any volumes of nonconforming Gas from Seller.

G.                                    At least semi-annually, unless otherwise required by statute, Buyer shall take samples at each of the meters described in Section 7.A. of these GT&C and have such samples analyzed by chromatograph analysis to determine the liquids content by component and the Gross Heating Value of such Gas.  Buyer shall have the right to take and analyze a spot sample prior to the regularly scheduled sampling.  Additionally, upon Seller’s written request to Buyer and at Seller’s sole cost, risk and expense, Buyer shall take and analyze samples more frequently.  All samples taken hereunder shall be taken at such times that are reasonably mutually agreeable, must be representative of the Gas produced, and shall be analyzed using the most current Industry Standards.  Buyer shall give notice to Seller of the time of such sampling sufficiently in advance of holding same in order that Seller may have its representative present.  Seller shall be permitted to take a split sample.  If Seller’s representative is not present, Buyer shall proceed with the taking and analysis of samples.  The test samples shall be analyzed through the use of a calorimeter (acceptable to both Parties) that employs the Thomas Principle of Calorimetry described in Research Paper #519, published by the U.S. Department of Commerce or by the use of gas chromatography equipment.  The Gross Heating Value calculation will use the Btu values assigned to the various hydrocarbon components as adjusted and updated from time to time by Buyer using as a base those values set forth in the most current GPA Publication 2145 in effect at the time the Gross Heating Value calculation is derived under the provisions of the Agreement.  Measurement shall be determined as delivered on a saturated basis or consistent with the basis applied to all producers delivering Gas to [***].  The percentages of the individual components through normal pentane shall be reported and heavier components shall be reported as hexanes plus.  The components shall be reported in mole percent and ethane and heavier components shall also be reported in gallons per Mcf.  All Third Party Gas which

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

may be delivered by Buyer to the [***] Delivery Point for condensate stabilization shall be tested and the hydrocarbon content thereof determined or caused to be determined by Buyer, using the same sampling and test methods.  Buyer shall provide a copy to Seller of the results of any sample analysis performed by Buyer pursuant to this Section 7.G.

H.                                   As long as the quality of Seller’s Gas at the Receipt Points meets the specifications set forth in E., above, the quality of the two-phase hydrocarbon mix gas delivered by Buyer to [***] at the [***] Delivery Point shall meet the quality specifications provided in the [***] Contract.

8.                             ALLOCATIONS

Allocations shall be made in accordance with all provisions of this Agreement and are based, in part, on allocations made by [***] to Buyer at the [***] Delivery Point.  Neither Seller nor [***] shall have any obligation or liability with respect to any allocations made by Buyer with respect to Gas delivered by Seller hereunder or Gas delivered by any third party to Buyer on Buyer’s Gathering System except to the extent resulting from the allocations made by [***] to Buyer at the [***] Delivery Point.

A.                                    On or before the 10th day following the end of each Accounting Period, Buyer will provide the following information to Seller and [***]:

(i)                                     Receipt Point measurements and analyses;

(ii)                                  Field Condensate volumes and analyses for Field Condensate removed from Buyer’s Gathering System prior to delivery at the [***] Delivery Point;

(iii)                               Field Condensate Market Price, including any applicable marketing and transportation deductions and expenses;

(iv)                              Field Fuel, Lost and Unaccounted For Gas and Flare Gas volumes on Buyer’s Gathering System to determine the Adjusted Gas Volume at each Receipt Point on Buyer’s Gathering System.

B.                                    On or before ten (10) days after receiving the allocations to the [***] Delivery Point from [***] as provided in the [***] Contract, Buyer shall make the following allocations:

(i)                                     Buyer will make the following allocations to all Receipt Points hereunder and to all receipt points where Buyer receives Third Party Gas: (a) Plant Condensate Sales Revenue (b) Plant Products Revenues, (c) Residue Gas Revenues, (d) Bypass Gas Revenues, (e) Plant Fuel, (f) Flare Gas at or upstream of the [***] Delivery Point, (g)

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Lost and Unaccounted for Gas, and (h) all applicable marketing and transportation fees applicable to the Gas and NGLs.

C.                                    Gas Commingled at a Receipt Point

In the event the Purchased Gas delivered at a Receipt Point is less than the total Gas delivered at such Receipt Point, all allocations to such Receipt Point shall be further allocated by Buyer to Seller and the other owners of the Gas delivered at such Receipt Point based upon their working interest shares of production, except as otherwise agreed by Seller and the other owners of the Gas delivered at such Receipt Point in a writing delivered to Buyer at least thirty (30) days prior to the effective date: of such agreement.

9.                                      TAXES

A.                                    Buyer and Seller shall bear separately and be individually, responsible for any and all taxes imposed upon and/or attributable to each Party’s properties and/or operations hereunder except as otherwise explicitly provided for in paragraph B. of this Section 9.  These taxes shall include, but not be limited to, all state severance taxes, ad valorem taxes, franchise taxes, sales and use taxes and state and federal income taxes.

B.                                    Seller agrees to pay, or cause to be paid, when due, the taxes lawfully levied on Seller’s Gas prior to its delivery to Buyer at the Receipt Points.  To the extent required of Buyer by law or statute, Buyer shall, as first purchaser, withhold and pay to the appropriate taxing authority those taxes due under this paragraph and provide sufficient detail to Seller of same.

C.                                    Buyer agrees to pay, or cause to be paid, when due, the taxes lawfully levied on the Gas at and after its delivery to Buyer at the Receipt Points.

10.                                  PAYMENT

A.                                    After delivery of Seller’s Gas has commenced, Buyer shall mail a settlement statement to Seller on or before ten (10) days following the date upon which Buyer has received the appropriate settlement statements from [***]. Such statement shall include:

1)                                     All statements from [***] detailing the determination of the revenues payable to Buyer with respect to Seller’s Gas.

2)                                     The allocated Field Condensate (in Bbls) attributable to the Purchased Gas at each Receipt Point.

3)                                     The proceeds attributable to the Field Condensate allocated to the Purchased Gas at each Receipt Point,

4)                                     The costs to provide electric service allocated to the Purchased Gas,

5)                                     An itemization of the Services Fees, and

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6)                                     Statements will also be provided in an electronic format if requested by the Seller.

B.                                    Buyer shall at all times have the right to deduct, retain and withhold from those amounts due Seller hereunder any and all undisputed amounts due Buyer from Seller for fees and/or expenses provided for under the terms of the Agreement.  In the event the amount due Buyer exceeds the amount due Seller, Buyer shall invoice Seller for such sums due and Seller shall pay the invoice in full within fifteen (15) days of receipt of such invoice.  Past due amounts shall accrue interest from the due date until paid in full at the rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent (2%) per annum; or (ii) the maximum applicable lawful interest rate.

C.                                    Buyer shall remit payment by wire transfer to Seller within ten (10) days following the date on which Buyer receives the proceeds from [***] with respect to the resale of Purchased Gas to [***].  Buyer shall have no liability or obligation to Seller to the extent that [***] fails or is unable to make payment of amounts due Buyer under the [***] Contract.  Past due amounts shall accrue interest from the due date until paid in full at the rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent (2%) per annum; or (ii) the maximum applicable lawful interest rate.

11.                               REGULATORY BODIES

The Agreement is subject to all present and future valid laws and lawful orders of all regulatory bodies now or hereafter having jurisdiction of the Parties, or either of them, and should either of the Parties, by force of such law or regulation imposed at any time during the term of the Agreement, be ordered or required to do any act inconsistent with the provisions of the Agreement, the Agreement shall continue nevertheless and shall be deemed modified to conform with the requirements of such law or regulation for that period only during which the requirements of such law or regulation are applicable.  Nothing in the Agreement or these GT&C shall prohibit either Party from obtaining or seeking to obtain modification or repeal of such law or regulation or restrict either party’s right to legally contest the validity of such law or regulation, and each Party reserves the right to file with such regulatory bodies any material necessary to implement the terms of the Agreement and these GT&C as they existed prior to the modification.  Notwithstanding the foregoing, in the event Buyer’s Gathering System and/or Buyer is deemed to be a public utility or FERC-regulated interstate pipeline company, and due to such determination, Seller’s rights to the firm gathering service, the Services Fee or any other benefit provided Seller herein are diminished or terminated, or Buyer’s rights or obligations, or its ability to charge and receive the Services Fees, or other conditions are imposed on Buyer which adversely affects the economic benefits to Buyer originally contemplated hereunder, the affected party shall have the right to notify the other party that it has been adversely affected (“Adverse Effect Notice”).  Upon the other party receiving the Adverse Effect Notice, the parties shall negotiate in good faith upon modifications to this Agreement as necessary to put each party in the economic position that was originally provided under this Agreement.  If the parties are unable to agree on

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

modifications within thirty (30) days following the date of the Adverse Effect Notice, then either party shall have the right to terminate this Agreement.

12.                              FORCE MAJEURE

A.                                    Except for the obligation to make payments, in the event either Buyer or Seller is rendered unable, by reason of an event of Force Majeure to perform, wholly or in part, any obligation or commitment set forth in the Agreement, then upon such Party giving notice and full particulars (including all supporting documentation) of such event as soon as practicable after the occurrence thereof, the obligations of both Parties shall be suspended to the extent and for the period of such Force Majeure provided that the Party claiming an event of Force Majeure shall make all commercially reasonable attempts to remedy the same with all reasonable dispatch.

B.                The term “Force Majeure”, as used herein, shall mean acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, arrest and restraint of rulers or people, interruptions by government or court orders, necessity for compliance with any present and future valid orders of court, or any law, statute, ordinance or regulation promulgated by any governmental or regulatory authority having proper jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, including inability or delays in obtaining materials, equipment, supplies, labor and services, epidemics, landslides, lightning, earthquakes, fires, storm, floods, washouts, inclement weather which necessitates extraordinary measures and expense to construct facilities and/or maintain operations, explosions, partial or entire failure of Gas supply, breakage or accident to machinery or lines of pipe, freezing of wells or pipelines,  the shutting in of facilities for the making of repairs, alterations or maintenance to wells, pipelines or plants, the interruption or suspension of the receipt of Gas deliveries hereunder by Buyer due to the declaration of Force Majeure by third- party transporters, or any other cause whether of the kind herein enumerated or otherwise, not within the reasonable control of the Party claiming Force Majeure.

C.                Neither Party shall be entitled to the benefit of the provisions of this Section 12 under either or both of the following circumstances;

1)                                     To the extent that the failure was caused by the Party claiming suspension having failed to remedy the condition by taking all reasonable acts, short of litigation, if such remedy requires litigation, and having failed to resume performance of such commitments or obligations with reasonable dispatch; or,

2)                                     If the failure was caused by lack of funds, or with respect to the payment of any amount or amounts then due hereunder.

D.                Settlement of strikes and lockouts shall be entirely within the discretion of the Party affected, and the duty that any event of Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes and lockouts by acceding the demands of the parties directly or indirectly involved in such strikes or lockouts when such course is inadvisable in the discretion of the Party having such difficulty.

E.                 Notwithstanding the foregoing, if an event of Force Majeure continues for at least thirty (30) consecutive days, the Party who is not receiving performance as a result of such condition shall have the right to terminate this Agreement as to the affected Gas upon thirty (30) days written notice to the Party claiming Force Majeure.

13.                      DEFAULTS

A.                                    It is covenanted and agreed that if either Party shall fail to perform any of the covenants or obligations imposed upon it under and by virtue of the Agreement or these GT&C, in addition to its other rights and remedies, the other Party may terminate the Agreement by proceeding as follows:

1)                                     The Party not in default shall cause a written notice to be served on the other Party in default, stating specifically the cause for terminating the Agreement, and declaring it to be the intention of the Party giving notice to terminate the same; thereupon, the Party in default shall have thirty (30) days after the service of the aforesaid notice in which to remedy or remove the cause or causes stated in the notice for terminating the Agreement. If within said thirty (30) days the Party in default does so remove and remedy said cause or causes, or fully indemnifies the Party not in default for any and all consequences of such breach, then such notice shall be withdrawn and the Agreement shall continue in full force and effect.

2)                                     In case the Party in default does not remedy and remove the cause or causes, or does not indemnify the Party giving the notice for any and all consequences of such breach, within said period of thirty (30) days, then the party claiming default shall thereafter have the option to terminate this Agreement which option shall be exercised, if at all, by delivering written notice to the Party in default no later than ten (10) days after the end of such thirty-day period. In the event there is a dispute regarding whether a default exists, such dispute shall be governed by the arbitration provisions of Section 15 of these GT&C and the thirty-day cure period shall begin on the first day after the date of the arbitration award.

3)                                     Any cancellation of the Agreement pursuant to the provisions of this Section shall be without prejudice to the obligation of Buyer to make payments for Gas delivered to Buyer hereunder to the time of cancellation, and without waiver of any remedy to which the Party not in default may be entitled for violations of the Agreement.

B.                                    No waiver by either Seller or Buyer of any default of the other under the Agreement shall operate as a waiver of any future default, whether of like or different character or nature, nor shall any failure to exercise any right hereunder be considered as a waiver of such right in the future.

14.                      LITIGATION AND ATTORNEYS’ FEES

In the event of litigation to enforce the arbitration provisions of Section 15 of these GT&C or any arbitration award, the prevailing Party, after the entry of a final non-appealable order, shall be entitled to recover from the other Party, as a part of said judgment, all court costs, fees and expenses of such litigation, including reasonable attorneys’ fees.

15.                     DAMAGES AND ARBITRATION

A.                                    Whether or not occasioned by a default or other breach of the Agreement, neither Party shall be liable to the other for special, exemplary, incidental or consequential damages.

B.                                    Any claim, demand, cause of action, dispute or controversy exclusively between the Parties relating to the subject matter of this Agreement, whether sounding in contract, tort or otherwise, at law or in equity, for damages or other relief (“Dispute”) shall be resolved by binding arbitration if senior management of each of the Parties cannot resolve the Dispute within fifteen (15) days of a notice of arbitration (“Notice”) being served by one party upon the other.  Within twenty (20) days following service of the Notice (if the Dispute remains unresolved by senior management), the Parties shall either agree upon a single arbitrator, or if they have not done so, each Party shall select one arbitrator, who shall together select a third.  The third or the single arbitrator shall have more than eight (8) years professional experience in the natural gas gathering and processing industry, be neutral, and have not worked for a Party or affiliate.  The arbitration shall be conducted according to the rules of the Federal Arbitration Act, and to the extent an issue is not addressed thereby, by the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall be conducted in Houston, Texas.  Each party shall be entitled to a reasonable amount of prehearing discovery as allowed by the arbitrator(s), provided the discovery period shall not exceed thirty (30) days; the parties and the arbitrators shall endeavor to hold the arbitration hearing within thirty (30) days thereafter and to render the decision within fifteen (15) days following the hearing.  Each party shall bear its own costs of arbitration. Interpretation of this Agreement to arbitrate and procedures shall be decided by the arbitrators.  The arbitration and the award shall be final, binding and confidential.

16.                     GENERAL

A.                                    The Parties hereto assume full responsibility and liability for the maintenance and operation of their respective properties and agree to indemnify and save harmless the other Party from all liability and expense on account of any damages, claims or actions, including bodily injury, death or damage to property (whether real or personal property) arising from any act or accident in connection with the installation, presence, maintenance or operation of the personal property or equipment of the indemnifying Party.

B.                                    The Parties agree that they will maintain the Agreement, and all parts and contents thereof, in strict confidence, and that they will not cause or permit disclosure of same to any third Party without the express written consent of the other Party; provided however, that disclosure by a Party is permitted in the event and to the extent:

1)                                     disclosing Party is required by a court or agency exercising jurisdiction over the subject matter thereof, by order or by regulation or law, to disclose; provided that in the event either Party becomes aware of a judicial or administrative proceeding that has resulted or may result in such an order requiring disclosure, it shall (i) so notify the other Party immediately  and (ii) support all actions of the non-disclosing party reasonably necessary to prevent disclosure to the public as a result of disclosure to the court or administrative body; or

2)                                     disclosure is required in the course of routine audit procedures; provided, however, that any such disclosure shall be made upon the condition that the recipient shall in turn hold such information confidential from further disclosure; or

3)                                     disclosure to royalty owners, overriding royalty owners, taxing authorities and non- operators on whose behalf Seller markets production from the Area of Dedication is required in connection with Seller’s distribution of revenues from the sale of production and payment of royalties and taxes on production.

C.                                    The Equal Employment Opportunity Clause required under Executive Order No. 11246, the affirmative action commitment for disabled veterans and veterans of the Vietnam Era, set forth in 41 CFR 60-250.4, the affirmative action clause for handicapped workers, set forth in CFR 650- 741.4, and the related regulations of the Secretary of Labor, 41 CFR Chapter 60, are incorporated by reference in the Agreement. By accepting the Agreement, Seller certifies that it complies with the authorities cited above and that it does not maintain segregated facilities or permit its employees to perform services at locations where segregated facilities are maintained, as required by 41 CFR 60.1.8.

EXHIBIT “C”

ATTACHED TO AND MADE A PART OF THAT CERTAIN GAS PURCHASE AGREEMENT

by and between Bear Tracker Energy, LLC, as “Buyer” and

EOG Resources, Inc. as “Seller”

INITIAL SYSTEM DESIGN, SELLER’S DRILLING AND DEVELOPMENT PLANS

The Buyers Initial System will include connections to [***] of Seller’s wells and five (5) compressor stations to be installed at mutually agreeable locations.  Each of the compressor stations will be fed by a local system of Lateral Lines which tie to the Seller’s well head receipt points.  Discharges from the compressor stations will tie in to the steel Trunkline that delivers Purchased Gas to [***] for resale.  These five (5) stations are spread across the initial development area.

The Lateral Lines local to a compressor station will bring Purchased Gas into a slug catcher at each field compressor station.  Gas from the slug catcher will feed electric motor driven compression.  Hydrocarbons collected in the slug catcher will be pumped to the Trunkline.  Slug catcher water will be collected in an atmospheric tank.  Gas will be compressed commensurate with the required [***] Delivery Point pressure of [***] psig.  Compressed gas will be dehydrated with a TEG system and then fed to the Trunkline.  Hydrocarbon liquid that forms in the compression train will be pumped or free flowed to the Trunkline as appropriate.

Buyer’s Initial System shall also include metering and telemetry equipment at all Receipt Points.

At this time the Initial System Lateral Lines total about 200 miles in length.  The total length of the Trunkline for the Initial System is approximately fifty-two (52) miles.

The Initial System design is also based on the Bakken Lite Production attached hereto as Exhibit “C-2” and the initial wells being located within the area depicted in Exhibit “C-1”.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C-1

INITIAL SYSTEM AND SELLER’S DRILLING PLANS

[***]

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C-2 — EOG Bakken Lite Well Type Curve(1)

[***]

(1) The design of the Initial System was based on this production profile.  Significant changes in actual production characteristics of Seller’s Wells may necessitate changes to the design of the Initial System.

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit D

[***]

***Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.